BE Aerospace, Inc.
                        1994 Employee Stock Purchase Plan

         Financial Statements for the Years Ended February 29, 2000 and February 28, 1999, and Independent Auditors' Report


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BE AEROSPACE, INC.
1994 EMPLOYEE STOCK PURCHASE PLAN

TABLE OF CONTENTS

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
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                                                                        Page
INDEPENDENT AUDITORS' REPORT                                              1

FINANCIAL STATEMENTS:
Statements of net assets available for benefits
  as of February 29, 2000 and February 28, 1999                           2
Statements of changes in net assets available for benefits
  for the years ended February 29, 2000 and February 28, 1999             3
Notes to financial statements for the years ended
  February 29, 2000 and February 28, 1999                                 4
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All schedules  pursuant to the Department of Labor's rules and  regulations  are omitted because of the absence of the conditions under which they are required.

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INDEPENDENT AUDITORS' REPORT

The Benefits Administrative Committee
BE Aerospace, Inc.
1994 Employee Stock Purchase Plan
Wellington, Florida

We have audited the accompanying statements of net assets available for benefits of BE Aerospace, Inc. 1994 Employee Stock Purchase Plan (the Plan) as of
February 29, 2000 and February 28, 1999, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's Administrative Committee. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the  United  States of  America.  Those  standards  require  that we plan and perform the audit to obtain  reasonable  assurance  about  whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis,  evidence  supporting  the amounts and  disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant  estimates  made by  management,  as well as evaluating  the overall
financial  statement  presentation.   We  believe  that  our  audits  provide  a
reasonable basis for our opinion.

In our  opinion,  such  financial  statements  present  fairly,  in all material respects,  the net assets  available  for benefits of BE  Aerospace,  Inc.  1994
Employee  Stock Purchase Plan as of February 29, 2000 and February 28, 1999, and
the changes in net assets  available  for  benefits  for the years then ended in conformity with accounting principles generally accepted in the United States of
America.

DELOITTE & TOUCHE LLP


Costa Mesa, California
April 7, 2000


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BE AEROSPACE, INC.
1994 EMPLOYEE STOCK PURCHASE PLAN


STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
AS OF FEBRUARY 29, 2000 AND FEBRUARY 28, 1999
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
                                                   2000            1999
                                                   ----            ----

ASSETS - Cash and cash equivalents              $ 1,024,881     $ 1,256,484

LIABILITIES - Stock subscribed                    1,021,363       1,255,781
                                                -----------     -----------
NOTE ASSETS AVAILABLE FOR BENEFITS              $     3,518     $       703
                                                ===========     ===========
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See notes to financial statements.


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B/E AEROSPACE, INC.
1994 EMPLOYEE STOCK PURCHASE PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
FOR THE YEARS ENDED FEBRUARY 29, 2000 AND FEBRUARY 28, 1999

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
                                                        2000            1999
                                                        ----            ----
NET ASSETS AVAILABLE FOR BENEFITS,
  beginning of period                             $     703         $   5,070

ADDITIONS TO NET ASSETS ATTRIBUTED TO -
  Participant payroll deductions                  2,356,325         2,167,239

DEDUCTIONS FROM NET ASSETS ATTRIBUTED TO -
  Purchase of BE Aerospace common stock           2,353,510         2,171,606
                                                  ---------         ---------
NET ASSETS AVAILABLE FOR BENEFITS,
  end of period                                   $   3,518         $     703
                                                  =========         =========














See notes to financial statements.

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BE AEROSPACE, INC.

1994 EMPLOYEE STOCK PURCHASE PLAN


NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED FEBRUARY 29, 2000 AND FEBRUARY 28, 1999
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1.      GENERAL AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        DESCRIPTION OF PLAN - Effective April 1, 1994, BE Aerospace, Inc. (the Company) adopted the BE Aerospace, Inc. 1994 Employee Stock Purchase Plan (the Plan).

        The Company is the Plan sponsor. All employees (participants) with a minimum of 90 days' service, who generally complete a minimum of 20 hours of service per week, are eligible to participate. Under the Plan, contributions are made by participants who choose to contribute from 2% to 15% of their total gross pay.

        Common stock of the Company is purchased on approximately February 28 and August 31. The purchase price is 85% of the lesser of the fair value of either the first day or last day of each Option Period, which is approximately six months in length ending on each purchase date. Participants are allocated a pro rata share of stock consistent with the balance of the participant account. The stock is then issued by the Plan transfer agent, Boston Equiserve, directly to the participant. The maximum number of shares available for each option period to an individual is the largest whole number of shares which, when multiplied by the fair market value of the Company stock at the beginning of the option period, produces a dollar amount of $12,500 or less.

        Stock Subscribed - The Plan issues the stock to participants subsequent to the end of each Option Period but dated the last day of the Option Period. Therefore, a liability for stock purchased by the Plan but not yet distributed to the participants has been reflected as stock subscribed in the accompanying statements of net assets available for benefits as of February 29, 2000 and February 28, 1999.

        Stock purchased by the Plan for the years ended February 29, 2000 and February 28, 1999, was 241,645 and 151,931 shares, respectively.

        TERMINATION BENEFITS AND VESTING - Upon termination of employment with the Company, a participant is entitled to receive all contributions not yet used to acquire stock of the Company.

        CASH AND CASH EQUIVALENTS - Cash and cash equivalents consist of highly liquid investments purchased with original maturities of 90 days or less.

        Income Tax - The Plan administrator believes that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code of 1986. Plan assets consist of cash not yet used to purchase common stock. Such cash remains an asset of the Company until used to purchase common stock. Accordingly, Plan assets are not held in trust and, therefore, the Plan is not subject to income tax.


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BE AEROSPACE, INC.
1994 EMPLOYEE STOCK PURCHASE PLAN

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED FEBRUARY 29, 2000 AND FEBRUARY 28, 1999 (Continued)
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        Administrative   Expenses  -  Administrative  expenses  have  been  paid
        directly by the Company and, accordingly, are not reflected in the Plan's financial statements. There is no written agreement requiring the Company to pay these expenses, and the Company may elect to stop paying Plan expenses at any time.

2.      PLAN TERMINATION

        Although it has not expressed any intent to do so, the Company has the right under the Plan to terminate the Plan.

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